EXHIBIT 10.4.7


                        UNCONDITIONAL GUARANTY AGREEMENT

     This UNCONDITIONAL GUARANTY AGREEMENT ("Guaranty") is entered into as of this 1st day of February, 2001, between E-COMMERCE SUPPORT CENTERS, INC., a North Carolina corporation (the "Primary Obligor"), PALADYNE CORP., a Delaware corporation ("Guarantor"), and GIBRALTER PUBLISHING, INC., a North Carolina corporation ("Gibralter").

                                   WITNESSETH:

     WHEREAS, the above Primary Obligor (hereinafter termed "Debtor") desire(s) to obtain extensions of credit from Gibralter pursuant to the following two promissory notes: (i) that certain promissory note dated as of the 1st day of February, 2001 in the face amount of One Million Five Hundred Thousand and N0/100 Dollars ($1,500,000) ("Promissory Note A"); and (ii) that certain promissory note dated as of the 1st day of February, 2001 in the face amount of Three Million Five Hundred Thousand and N0/100 Dollars ($3,500,000) ("Promissory Note B") (Promissory Note A and Promissory Note B are hereinafter collectively referred to as the "Notes"); and

     WHEREAS, Gibralter is unwilling to extend credit to Debtor under the Notes unless it receives an unconditional and continuing guaranty from the above identified, undersigned Guarantor covering all Secured Obligations (as hereinafter defined);

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and in order to induce Gibralter to extend credit (with or without security) to Debtor (without limiting the generality of the foregoing, this Guaranty is being given in order to induce Gibralter to extend credit to Debtor or otherwise to deal with Debtor) the parties hereto agree as follows:

     1. Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Gibralter and its successors, endorsees or assigns, the due and punctual payment of all liabilities and obligations of Debtor to Gibralter arising under the terms and conditions of the Notes, including all renewals, extensions and/or modifications thereof (all such liabilities and obligations of the Debtor to Gibralter, including all of the foregoing, being hereinafter collectively termed the "Secured Obligations"). The maximum liability of the undersigned Guarantor hereunder, at any one time outstanding, with respect to the aggregate principal amount of the "Secured Obligations", shall not exceed the combined sum(s) of money specified in the Notes, plus all interest, court costs and the reasonable attorneys' fees of Gibralter in collecting such amounts.

     In order to implement the foregoing and as additional inducement to Gibralter, Guarantor further covenants and agrees:

     This guaranty is and shall remain an unconditional and continuing guaranty of payment and not of collection, shall remain in full force and effect irrespective of any interruption(s) in the business or other dealings and relations of Debtor with Gibralter and shall apply to and guarantee the due and punctual payment of all "Secured Obligations" owed by Debtor to Gibralter. To that end, Guarantor hereby expressly waives any right to require Gibralter to bring any action against any Debtor or any other person(s) or to require that resort be had to any security or to any balance(s) of any deposit or other account(s) or debt(s) or credit(s) on the books of Gibralter in favor of Debtor or any other person(s). Guarantor acknowledges that its liabilities and obligations hereunder are primary rather than secondary, recognizing that Debtor is first above identified as "PRIMARY OBLIGOR" and undersigned is identified first above as "GUARANTOR" solely for convenience in identification of the parties involved in this Guaranty and in the obligation being secured hereby. To that end and without limiting the generality of the foregoing, undersigned Guarantor herewith expressly waives any rights it otherwise might have had under provisions of the laws of the state of North Carolina to require Gibralter to attempt to recover against Debtor and/or to realize upon any securities or collateral security which Gibralter holds for the obligation evidenced or secured hereby.

     2. Time is of the essence hereof. Any notice(s) to Guarantor shall be sufficiently given, if mailed to the business address(es) of Guarantor as set forth below.

          (a)  If to Gibralter:    1650A Gum Branch Road
                                   Jacksonville, North Carolina 28540

          (b)  If to the Debtor:   e-commerce support centers, inc.
                                   1650A Gum Branch Road
                                   Jacksonville, North Carolina 28540

               with a copy to:     Kilpatrick Stockton LLP
                                   3737 Glenwood Avenue, Suite 400
                                   Raleigh, North Carolina 27612

          (c)  If to Guarantor:    Paladyne Corp.
                                   610 Crescent Executive Court, Suite 124
                                   Lake Mary, Florida 32746
                                   Attention: John D. Foster, Chairman

     3. This Guaranty constitutes the entire agreement between the parties as to Guarantor's unconditional guaranty of the Secured Obligations, and no waivers or modifications shall be valid unless they are reduced to writing, duly executed by the party to be charged thereby, and expressly approved in writing by an officer of Gibralter.

     4. All moneys available to and/or received by Gibralter for application toward payment of (or reduction of) the Secured Obligations may be applied by Gibralter to such individual debt(s) in such manner, and apportioned in such amount(s) and at such time(s), as Gibralter, in its sole discretion, may deem suitable or desirable.

     5. Guarantor agrees that its liability hereunder shall not be diminished by any failure on the part of Gibralter to perfect (by filing, recording or otherwise) any security interest(s) it may have in any property securing the Secured Obligations secured hereby and hereunder.


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


     6. Guarantor further hereby consents and agrees that Gibralter may at any time, or from time to time, in its sole discretion: (i) extend or change the time of payment, and/or the manner, place or terms of payment of any or all of the Secured Obligations in accordance with the terms of the Notes; (ii) exchange, release and/or surrender all or any of the collateral security, or any part(s) thereof, by whomsoever deposited, which is or may hereafter be held by it in connection with all or any of the Secured Obligations, (iii) sell or otherwise dispose of and/or purchase all or any of any such collateral at public or private sale, or to or through any securities broker, and after deducting all costs and expenses of every kind for collection, preparation for sale, sale or delivery, the net proceeds of any such sale(s) or other disposition may be applied by Gibralter upon all or any of the Secured Obligations; and (iv) settle or compromise with the Debtor, any insurance carrier and/or any other person(s) liable thereon, any and all of the Secured Obligations and/or subordinate the payment of all or any part of same to the payment of any other debts or claims, which may at any time(s) be due or owing to Gibralter and/or any other person(s), all in such manner and upon such terms as Gibralter may deem proper and/or desirable, and without notice to or further assent from Guarantor, it being agreed that Guarantor shall be and remain bound upon this Guaranty, irrespective of the existence, value or condition of any collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, sale or other disposition, application, renewal or extension and notwithstanding also that the Secured Obligations may at any time(s) exceed the aggregate principal sum hereinabove prescribed (if any such limiting sum appears). Further, this Guaranty shall not be construed to impose any obligation on Gibralter to extend or continue to extend credit or otherwise to deal with Debtor at any time.

     7. In consideration of Gibralter's extension of credit to Debtor, in Gibralter's sole discretion, Guarantor hereby agrees:

          a. To subordinate, and by this Guaranty does subordinate, debts now or hereafter owed by Debtor to Guarantor, to any and all debts of Debtor to Gibralter now or hereafter existing while this Guaranty is in effect.

          b. Every promissory note or note evidencing any part of the subordinated debt and every ledger page relating thereto will bear a legend which will indicate this subordination.

          c. Guarantor will not request or accept payment of or any security for any part of the subordinated debt, and if all or any part of it should be paid to Guarantor, through error or otherwise, Guarantor will immediately forward every such payment to Gibralter in the form received, properly endorsed to the order of Gibralter, to apply on any debt then owing to Gibralter by the Debtor. This subordination shall continue in full force and effect as long as this Guaranty is in effect.

     8. This Guaranty shall be binding upon Guarantor, and the successors and assigns of Guarantor and it shall inure to the benefit of, and be enforceable by, Gibralter and its successors, transferees and assigns. It further shall be deemed to have been made under and shall be governed by the laws of the state of North Carolina in all respects, including matters of construction, validity and performance.


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


     9. Further, all terms or expressions contained herein which are defined in the North Carolina Uniform Commercial Code (the "Code") shall have the same meaning herein as in said Code.

     10. No waiver by Gibralter of any default(s) by Guarantor or Debtor shall operate as a waiver of any other default or of the same default on a future occasion.

     11. Guarantor hereby waives: (i) notice of acceptance of this Guaranty; (ii) notice(s) of extensions of credit and/or continuations of credit extensions to Debtor by Gibralter; (iii) notice(s) of entering into and engaging in business transactions and/or contractual relationships and any other dealings between Debtor and Gibralter; (iv) presentment and/or demand for payment of any of the Secured Obligations; (v) protest or notice of dishonor or default to Guarantor or to any other person with respect to any of the Secured Obligations;
(vi) any demand for payment under this Guaranty.

     12. Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on any of the Secured Obligations should exceed the maximum lawful rate, the effective rate of such obligation(s) shall be deemed reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied as a credit against the unpaid principal balance due hereunder.

     13. Guarantor shall be in default under this Guaranty upon the happening of any of the following events, circumstances or conditions, namely:

          (a) Default in the payment or performance of any of the obligations or of any covenant, warranty or liability contained or referred to herein; or

          (b) Any warranty, representation or statement made or furnished to Gibralter by or on behalf of Guarantor shall be proven to have been false in any material respect when made or furnished; or

          (c) Dissolution, termination of existence, insolvency, business failure, appointment of a Receiver of all or substantially all of the property of, or as assignment for benefit of creditors by, or the commencement of any proceeding under any state or Federal bankruptcy or insolvency laws by or against Guarantor or Debtor.

     14. Upon the occurrence of any of the foregoing events, circumstances, or conditions of default, all of the obligations evidenced herein and secured or guaranteed hereby shall immediately be due and payable without notice.

     15. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

                  [Remainder of page left intentionally blank]


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


     WITNESS the hand(s) and seal(s) of the undersigned, this Guaranty being executed and delivered under seal on the date first above written.

                                        GUARANTOR:

                                        PALADYNE CORP., a Delaware corporation


ATTEST:                                 By: /s/ John D. Foster
                                           ------------------------------------
/s/ Joseph Landis                          John D. Foster, Chairman
-----------------------------
Joseph Landis, Secretary

[CORPORATE SEAL]


                                        DEBTOR:

                                        E-COMMERCE SUPPORT CENTERS, INC., a
                                        North Carolina corporation

ATTEST:                                 By: /s/ Terrence J. Leifheit
                                           ------------------------------------
/s/ Clifford A. Clark                      Terrence J. Leifheit, President
-----------------------------
Clifford A. Clark, Secretary

[CORPORATE SEAL]


                                        GIBRALTER:

                                        GIBRALTER PUBLISHING, INC., a
                                        North Carolina corporation

         ATTEST:                        By: /s/ Terrence J. Leifheit
                                           ------------------------------------
/s/ Edward A. Bohn                         Terrence J. Leifheit, President
-----------------------------
Edward A. Bohn, Secretary

[CORPORATE SEAL]


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